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                                                      Registration No. 33-______

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             Registration Statement
                        Under the Securities Act of 1933


                             ORANGE NATIONAL BANCORP
             (Exact Name of Registrant as Specified in its Charter)


          CALIFORNIA                                        33-0190684
-------------------------------                         -------------------
(State or Other Jurisdiction of                          (I.R.S. Employer
 Incorporation or Organization)                         Identification No.)


                            1201 EAST KATELLA AVENUE
                            ORANGE, CALIFORNIA 92667
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                    (Address of Principal Executive Offices)


                 ORANGE NATIONAL BANCORP 1997 STOCK OPTION PLAN
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                            (Full Title of the Plan)


                  ROBERT W. CREIGHTON, CHIEF FINANCIAL OFFICER
                            1201 EAST KATELLA AVENUE
                            ORANGE, CALIFORNIA 92667
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                     (Name and Address of Agent for Service)


                                 (714) 771-4000
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          (Telephone Number, including Area Code, of Agent for Service)


                                    Copy to:
                           Laura Dean-Richardson, Esq.
                        Gary Steven Findley & Associates
                            1470 North Hundley Street
                            Anaheim, California 92806
                                 (714) 630-7136


                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
Title of Each Class                     Amount                  Proposed Maximum       Proposed Maximum             Amount of
Of Securities To                         To Be                   Offering Price           Aggregate               Registration
Be Registered                         Registered(a)               Per Share(b)          Offering Price                Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common stock                         414,250 Shares                $24.50                $10,149,125               $2,993.99
(No Par Value)
===================================================================================================================================

(a) The number of shares being registered is the number of shares issuable under the Orange National Bancorp 1997 Stock Option Plan (the "1997 Plan"). Because of certain events specified in the 1997 Plan, an indeterminate number of shares may additionally become subject to issuance under the 1997 Plan.
(b) Estimated pursuant to Rule 457(h) solely for the purpose of computing the registration fee, utilizing the $24.50 as the average of the bid and asked price of Orange National Bancorp's common stock as of January 20, 1998.
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                                     PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

Orange National Bancorp (the "Registrant") hereby incorporates by reference the documents listed below. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

(a) The Registrant's last annual report filed on Form 10-K for December 31, 1996 filed by the Registrant pursuant to Section 13(a) of the Securities Exchange Act of 1934.

(b) The Registrant's quarterly reports filed on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

(c) The description of the Registrant's common stock is contained in its Registration Statement filed under Section 12 of the Securities Exchange Act of 1934 on Form 8-A, file number 0-15365.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that another statement contained herein or in any other document subsequently filed, which also is incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Gary Steven Findley is the principal, and Laura Dean-Richardson and Thomas Q. Kwan are associates, of Gary Steven Findley & Associates, a law firm that serves as corporate counsel for the Registrant. Mr. Findley beneficially owns 180 shares of common stock of the Registrant, Ms. Dean-Richardson beneficially owns 33 shares of common stock of the Registrant and Mr. Kwan beneficially owns 70 shares of common stock of the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Articles of Incorporation and Bylaws of the Registrant provide for indemnification of agents including directors, officers and employees to the maximum extent allowed by California law including the use of indemnity agreements. The Articles of Incorporation of the Registrant further provide for the elimination of directors liability for monetary damages to the maximum extent allowed by California law. The indemnification laws of the State of California generally allow indemnification, in matters not involving the right of the corporation, to an agent of the corporation


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if such person acted in good faith, in a manner such person reasonably believed to be in the best interests of the corporation and in the case of a criminal matter, had no reasonable cause to believe the conduct of such person was unlawful. California laws, with respect to matters involving the right of a corporation, allow indemnification to an agent of the corporation, if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and its shareholders; provided that there shall be no indemnification for: (i) amounts paid in the settlement without court approval for a pending action; (ii) expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval; (iii) matters in which such person shall have been adjudged to be liable to the corporation unless the court determines that such person is entitled to be indemnified; or (iv) other matters specified in the California Corporations Code.

In addition, the Registrant has the power to purchase and maintain insurance on behalf of any agent of the Registrant against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the Registrant would have the power to indemnify the agent against such liability under the applicable provisions of the Registrant's Bylaws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8. EXHIBITS

EXHIBIT
NUMBER    DESCRIPTION                                                      PAGE
-------   -----------                                                      ----
  5.1     Opinion re: Legality                                               8
 23.1     Consent of McGladrey & Pullen, L.L.P.                              9
 99.1     Orange National Bancorp 1997 Stock Option Plan and Agreements     10

ITEM 9. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
         Section 15(d) of the


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         Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Orange, State of California, on January 21, 1998.

                                           ORANGE NATIONAL BANCORP

                                           /s/ KENNETH J. COSGROVE
                                           -------------------------------------
                                           Kenneth J. Cosgrove
                                           President & CEO


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Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement has been signed by the following persons in the capacities and on the dates indicated.



                           , Director                         January 21, 1998
---------------------------
Michael W. Abdalla, M.D.


/s/ MICHAEL J. CHRISTIANSON, Director                         January 21, 1998
---------------------------
Michael J. Christianson


/s/ KENNETH J. COSGOVE     , Director, President and          January 21, 1998
---------------------------  Chief Executive Officer
Kenneth J. Cosgove


/s/ ROBERT W. CREIGHTON    , Director, Secretary and          January 21, 1998
---------------------------  Chief Financial Officer
Robert W. Creighton


/s/ CHARLES R. FOUGLER     , Director                         January 21, 1998
---------------------------
Charles R. Fougler


/s/ GERALD R. HOLTE        , Director                         January 21, 1998
---------------------------
Gerald R. Holte


/s/ JAMES E. MAHONEY       , Director                         January 21, 1998
---------------------------
James E. Mahoney


/s/ WAYNE F. MILLER        , Director                         January 21, 1998
---------------------------
Wayne F. Miller


/s/ SAN E. VACCARO         , Chairman of the Board            January 21, 1998
---------------------------  of Directors
San E. Vaccaro



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                                 EXHIBIT INDEX

                                                                    SEQUENTIALLY
EXHIBIT                                                               NUMBERED
NUMBER          DESCRIPTION                                             PAGE
-------         -----------                                         ------------
  5.1           Opinion re: Legality                                     8

 23.1           Consent of McGladrey & Pullen, L.L.P.                    9

 99.1           Orange National Bancorp 1997 Stock Option Plan
                  and Agreements                                        10